EXHIBIT 32.2

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO SECTION 906
OF THE SARBANES-OXLEY ACT OF 2002

In connection with Amendment No. 4 to our Annual Report on Form 10-K/A of China BCT Pharmacy Group, Inc. (the "Company") for the period ended December 31, 2011 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Xiaoyan Zhang, Chief Financial Officer, certify, pursuant to Title 18, Chapter 63, Section 1350 of the United States Code, that to the best of my knowledge:

(1)	the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ Xiaoyan Zhang
Xiaoyan Zhang
Chief Financial Officer

Dated: October 9, 2012